As filed with the Securities and Exchange Commission on May 8, 1998
                                            Registration No. 333-
                                                                 ---------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                              THE SECURITIES ACT OF
                                      1933


                               -----------------

                            ITC Learning Corporation
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Maryland                                          52-1078263
-------------------------------                         ------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                          13515 Dulles Technology Drive
                          Herndon, Virginia 20171-3413
                -------------------------------------------------
               (Address of principal executive offices) (zip code)

                            1998 Incentive Stock Plan
                            -------------------------
                              (Full title of plan)

                               Christopher E. Mack
                            ITC Learning Corporation
                          13515 Dulles Technology Drive
                          Herndon, Virginia 20171-3413
                      -------------------------------------
                     (Name and address of agent for service)

                                 (703) 713-3335
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Cary J. Meer, Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                                  Second Floor
                           Washington, D.C. 20036-1800

                         CALCULATION OF REGISTRATION FEE



                                                                           Proposed
                                                 Proposed maximum          maximum                  Amount of
Title of securities       Amount to be           offering price per        aggregate offering       registration
to be registered          registered             share(1)                  price(1)                 fee
-------------------       ------------           ------------------        ------------------       ------------

Options (2)               200,000

Common stock,
par value $0.10
per share                 200,000 shares         $ 6.00                    $ 1,200,000              $ 354.00


---------------

(1) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low sales prices for the Registrant's Common Stock reported on the Nasdaq National Market System on May 4, 1998.

(2) The options to be registered hereunder are to be distributed by the Registrant for no value. Accordingly, no separate registration fee is required.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  following  documents  filed  by  ITC  Learning   Corporation  (the
"Company") are incorporated by reference into this Registration Statement:

                  (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended ("Exchange Act");

                  (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in (a) above; and

                  (c) The description of the Company's common stock contained in the Registration Statement filed July 12, 1985 Form 8-B (Registration No. 0-13740).

         All documents subsequently filed by the Company with the Securities and Exchange Commission ("SEC") pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the SEC until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the 1998 Incentive Stock Plan (the "Plan") that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Maryland General Corporation Law, and the Company's By-Laws, the Company has broad power to indemnify, and under certain circumstances is required to indemnify, its directors and officers against liabilities that they may incur while serving as directors or officers of the Company, including liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the

SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company also maintains an insurance policy for directors and officers insuring them against certain liabilities incurred by them in the performances of their duties, including liabilities under the Securities Act.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

         The  following  are  filed  herewith  as  part  of  this   Registration
Statement:

Exhibit No.        Description
-----------        -----------

4.1                1998 Incentive Stock Plan

4.2 Form of 1998 Plan Incentive and Non-Qualified Stock Option Agreement for Employees

4.3 Form of 1998 Plan Non-Qualified Stock Option Agreement for Non-Employee Directors

4.4                Form of 1998 Plan Option Agreement for Carl D. Stevens

5.1 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered

23.1               Consent of Ernst & Young LLP

23.2 The consent of Kirkpatrick & Lockhart LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1

24                 Power of Attorney (see page 6)

ITEM 9.       UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                 Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
                 Statement  or  any  material   change  to  such
                 information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, State of Virginia, on this 8th day of May, 1998.

                                              ITC LEARNING CORPORATION



                                              By: /s/ Carl D. Stevens
                                                 -------------------------------
                                                 Carl D. Stevens,
                                                 President and
                                                 Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John D. Sanders, Carl D. Stevens and Christopher E. Mack, or any of them, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                 Date
---------                    -----                                 ----

/s/ Daniel R. Bannister
-----------------------      Director                            May 8th, 1998
Daniel R. Bannister

/s/ Christopher E. Mack
-----------------------      Vice President  and Chief           May 8th, 1998
Christopher E. Mack          Financial Officer (Principal
                             Financial and Accounting Officer)
/s/ John D. Sanders
-----------------------      Director and Chairman of            May 8th, 1998
John D. Sanders              the Board

/s/ Carl D. Stevens
-----------------------     Director, President and Chief       May 8th, 1998
Carl D. Stevens             Executive Officer

/s/ Richard E. Thomas
-----------------------     Director                            May 8th, 1998
Richard E. Thomas

                                  EXHIBIT INDEX


         The following  exhibits are filed herewith as part of this Registration
Statement:



Exhibit No.            Description
-----------            -----------

4.1                    1998 Incentive Stock Plan

4.2 Form of 1998 Plan Incentive and Non-Qualified Stock Option Agreement for Employees

4.3 Form of 1998 Plan Non-Qualified Stock Option Agreement for Non-Employee Directors

4.4                    Form of 1998 Plan Option Agreement for Carl D. Stevens

5.1 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered

23.1                   Consent of Ernst & Young LLP

23.2 The consent of Kirkpatrick & Lockhart LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as
                       Exhibit 5.1

24                     Power of Attorney (see page 6)